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                                                                    Exhibit (2)


                                      BY-LAWS

                                         OF

                                   GALAXY FUND II


                                      ARTICLE 1

              Agreement and Declaration of Trust and Principal Office


     1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Declaration of Trust dated February 22, 1990, as from time to time in effect or supplemented (the "Trust Agreement"), of Galaxy Fund II, the Massachusetts business trust established thereby (the "Trust").


     1.2 PRINCIPAL AND REGISTERED OFFICES OF THE TRUST. The registered office of the Trust shall be located in Boston, Massachusetts. The principal office of the Trust shall be located in Stamford, Connecticut.


                                      ARTICLE 2

                                 MEETINGS OF TRUSTEES


     2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.


     2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board of Trustees, the President or the Treasurer or by two or more Trustees sufficient notice thereof


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being given to each Trustee by the Secretary or an Assistant Secretary or by the
officer or the Trustee calling the meeting.


     2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.


     2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


     2.5 PARTICIPATION BY TELEPHONE. One or more of the Trustees or any committee of the Trustees may participate in a meeting thereof by telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


     2.6 CHAIRMAN OF THE BOARD. The Trustees may from time to time designate one of their number to serve as Chairman of the Board. If a Chairman has been designated:



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          (a)  He may call meetings of the Trustees, and shall preside at meetings of the Trustees. In his absence, a majority of the Trustees who are present shall select a person to preside.


          (b)  He or his designee shall preside at meetings of Shareholders.


          (c) He shall not be an officer of the Trust for any purpose, and shall have no executive, operating, or administrative authority with respect to the Trust. He shall be deemed to be a Trustee of the Trust for all purposes.


          (d) He shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Trustees, and he shall be reimbursed by the Trust for all reasonable expenses incurred by him in carrying out his duties as aforesaid.


          (e) He may resign as Chairman at any time by giving written notice to the Trustees, to the President, or to the Secretary of the Trust. The acceptance of such notice shall not be necessary to make if effective.


          (f)  He shall serve at the pleasure of the Trustees.


                                      ARTICLE 3

                                       OFFICERS


     3.1 NUMBER. The officers of the Trust shall be chosen by the Trustees and shall include a President, who shall be a Trustee, a Secretary and a Treasurer. The Board of Trustees may from time to time elect or appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.


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     3.2  OTHER OFFICERS.  The Trustees from time to time may appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Trustees may from time to time prescribe. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.


     3.3 ELECTION AND TENURE. The officers of the Trust shall be chosen by the Trustees. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Declaration of Trust or these Regulations to be executed, acknowledged or verified by two or more officers. Any officer or agent may be removed by the Trustees. An officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise may be filled by the Trustees.


     3.4 COMPENSATION. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any committee the power to fix the salary or other compensation of any officer of the Trust.


     3.5 PRESIDENT. The President shall be the chief executive officer of the Trust; he shall preside at all meetings of the Trustees and of the Shareholders unless a Chairman has been designated; he shall be, EX OFFICIO, a member of all standing committees; and he shall see that all orders and resolutions of the Trustees are carried into effect. He, or such person as he may designate, shall sign, execute and acknowledge, in the name of the Trust, deeds, mortgages,


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bonds, contracts and other instruments authorized by the Trustees, except in the case where the signing and execution thereof shall be delegated by the Trustees to some other officer or agent of the Trust.


     3.6 VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Trustees may from time to time prescribe.


     3.7 SECRETARY. The Secretary shall attend all meetings of the Trustees and of the Shareholders and shall record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Trustees and of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it, provided that, in lieu of affixing the seal of the Trust to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Trust. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing of his signature.


     3.8 ASSISTANT. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees may from time to time prescribe.


     3.9 TREASURER. The Treasurer shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Trustees


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when the Trustees so require an account of all the Trust's financial transactions and a report of the financial condition of the Trust.


     3.10 ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees may from time to time prescribe.


                                      ARTICLE 4

                                      COMMITTEES


     4.1 GENERAL. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Trust Agreement, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business, but unless otherwise provided by the Trustee or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustee may abolish any such committee at any time. Records and proceedings of any such committee shall be maintained in accordance with the Trust Agreement. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


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                                      ARTICLE 5

                                       REPORTS


     5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Trust Agreement or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                      ARTICLE 6

                                         SEAL


     6.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                      ARTICLE 7


                                 EXECUTION OF PAPERS


     7.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution of documents in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.


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                                      ARTICLE 8

                            ISSUANCE OF SHARE CERTIFICATES


     8.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.


     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer.Such signatures may be facsimiles of the certificate countersigned by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.


     8.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in a place thereof, upon such terms and indemnity as the Trustees shall prescribe.


     8.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall


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express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be considered a shareholder for all purposes, and entitled to vote thereon.


     8.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the physical issuance of share certificates and may, by written notice to each shareholder, require the surrender of physical share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                      ARTICLE 9

                                      CUSTODIAN


     9.1 GENERAL. The Trust shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least Five Hundred Thousand Dollars ($500,000) as Custodian of the capital assets of the Trust. The custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.


                                      ARTICLE 10

                         DEALINGS WITH TRUSTEES AND OFFICERS


     Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a trustee, officer or agent; and any of the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.


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                                      ARTICLE 11

                                     SHAREHOLDERS


     11.1 MEETINGS. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940, as amended (the "1940 Act") for that purpose. The Trustees shall promptly call and give notice of a meeting of shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by shareholders holding not less than 10% of the shares then outstanding.


     11.2 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purpose close the register or transfer books for all or any part of such period.


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